Exhibit 99.3

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 18, 2008, Document Security Systems, Inc. (the “Company”) through its wholly owned subsidiary, Secuprint Inc. (“Secuprint”), acquired substantially all of the assets of DPI of Rochester, LLC (“DPI”) for approximately $938,000 in cash and $145,000 of transaction expenses, the right to assume certain leases, and a contingent payment of up to $50,000 within five years of the acquisition.  The acquisition has been accounted for as a business combination. Under business combination accounting, the total preliminary purchase price was allocated to DPI’s net assets acquired based on their estimated fair values as of December 18, 2008 as determined by management.   Based on management’s preliminary assumptions, the fair value of the assets acquired exceeds the purchase price.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2007 included in this report has been prepared as if the acquisition occurred on January 1, 2007. The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2008 included in this report has been prepared as if the acquisition occurred on January 1, 2008. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 has been prepared by management as if the acquisition occurred on September 30, 2008.

The unaudited pro forma adjustments are based on management’s preliminary estimates of the fair value of the acquired assets.  As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma statements. A change in the unaudited pro forma adjustments of the purchase price for the acquisition would primarily result in a reallocation affecting the value assigned to acquired assets. The income statement effect of these changes will depend on the nature and amount of the assets adjusted.

The unaudited pro forma condensed consolidated statements of income and balance sheet, which have been prepared by management in accordance with rules prescribed by Article 8 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations. No effect has been given for operational efficiencies that may have been achieved if the acquisition had occurred on January 1, 2007, January 1, 2008 or September 30, 2008.

This information should be read in conjunction with our Current Report on Form 8-K, filed with the SEC on December 22, 2008, Document Security Systems, Inc.’s  historical financial statements and the accompanying notes in both our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2008 and DPI’s historical financial statements and the accompanying notes that are included in this Current Report as Exhibit 99.2 on Form 8-K/A.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2007

	Historical		Pro Forma
	Document Security Sytems	DPI of Rochester	Adjustments		Consolidated
Revenue
Security & comercial printing	$3,912,789	$7,570,243	—		11,483,032
Royalties	1,195,146	—	—		1,195,146
Digital solutions	201,210	—	—		201,210
Legal products	682,051	—	—		682,051
Total Revenue	5,991,196	7,570,243	—		13,561,439

Costs of revenue
Security & comercial printing	2,465,898	5,959,651	(37,489)	A	8,388,060
Digital solutions	44,028	—	—		44,028
Legal products	353,914	—	—		353,914
Total costs of revenue	2,863,840	5,959,651	(37,489)		8,786,002
Gross profit	3,127,356	1,610,592	37,489		4,775,437

Operating expenses:
Selling, general and administrative	7,974,312	1,862,688	79,200	B	9,916,200
Research and development	420,063	—	—		420,063
Amortization of intangibles	1,754,017	—	—		1,754,017
Operating expenses	10,148,392	1,862,688	79,200		12,090,280

Other income (expense):
Interest income	93,397	—	—		93,397
Gain (loss) on foreign currency transactions	(23,519)	—	—		(23,519)
Interest expense	(5,108)	(232,538)	148,347	C	(89,299)
Impairment of goodwill	—	(557,910)	557,910	D	—
Other Income	—	(102,274)	—		(102,274)
Loss from continuing operations before income taxes	(6,956,266)	(1,144,818)	664,546		(7,436,538)

Income tax expense	19,003	—	—		19,003

Loss from continuing operations	(6,975,269)	(1,144,818)	664,546		(7,455,541)

Loss from discontinued operations (Note 8)
Gain on sale of discontinued assets	42,906	—	—		42,906
Loss from discontinued operations	(54,467)	—	—		(54,467)
Loss on discontinued operations	(11,561)	—	—		(11,561)

Net loss	$(6,986,830)	$(1,144,818)	664,546		(7,467,102)

Net loss per share -basic and diluted:	(0.51)				(0.55)

Weighted average common shares outstanding, basic and diluted	13,629,877				13,629,877

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the nine months ended September 30, 2008

	Historical		Pro Forma
	Document Security Sytems	DPI of Rochester	Adjustments		Consolidated
Revenue
Security & comercial printing	$3,421,437	$5,857,069	—		9,278,506
Royalties	1,401,522	—	—		1,401,522
Digital solutions	24,660	—	—		24,660
Legal products	482,561	—	—		482,561
Total Revenue	5,330,180	5,857,069	—		11,187,249

Costs of revenue
Security & comercial printing	2,027,636	4,437,714	(140,156)	A	6,325,194
Digital solutions	10,521	—	—		10,521
Legal products	257,536	—	—		257,536
Total costs of revenue	2,295,693	4,437,714	(140,156)		6,593,251
Gross profit	3,034,487	1,419,355	140,156		4,593,998

Operating expenses:
Selling, general and administrative	5,828,136	1,658,498	59,400	B	7,546,034
Research and development	322,106	—	—		322,106
Impairment of patent defense costs	291,581	—	—		291,581
Amortization of intangibles	1,605,104	—	—		1,605,104
Operating expenses	8,046,927	1,658,498	59,400		9,764,825

Operating loss	(5,012,440)	(239,143)	80,756		(5,170,827)

Other income (expense):
Interest income	569	—	—		569
Gain (loss) on foreign currency transactions	(16,652)	—	—		(16,652)
Interest expense	(95,098)	(263,097)	175,347	C	(182,848)
Loss on sale of patent assets	(1,169,947)				(1,169,947)
Other Income	125,795	1,269	—		127,064

Loss before income taxes	(6,167,773)	(500,971)	256,103		(6,412,641)

Income tax expense	14,260	—	—		14,260

Net loss	$(6,182,033)	$(500,971)	256,103		(6,426,901)

Net loss per share -basic and diluted:	(0.45)				(0.46)

Weighted average common shares outstanding, basic and diluted	13,879,891				13,879,891

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of September 30, 2008
	Historical		Pro Forma
	Document Security Sytems	DPI of Rochester	Adjustments		Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$442,803	$2,655	(185,192)	E, F	$260,266
Restricted cash	157,500	—	—		157,500
Accounts receivable, net	784,668	981,079	(104,792)	E, H	1,660,955
Inventory	230,272	179,597	(112,347)	E, H	297,522
Loans to employees	67,781		—		67,781
Prepaid expenses and other current assets	87,906	6,194	(6,194)	E	87,906
Total current assets	1,770,930	1,169,525	(408,525)		2,531,930

Fixed assets, net	1,349,230	3,380,491	(3,053,491)	E, G, H	1,676,230
Other assets	258,085	35,965	(35,965)	E	258,085
Goodwill	1,396,734	—	—		1,396,734
Other intangible assets, net	3,580,285	—	—		3,580,285
Total assets	8,355,264	4,585,981	(3,497,981)		9,443,264

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,353,926	$1,454,156	(1,454,156)	E	$1,353,926
Accrued expenses & other current liabilities	1,112,404	594,351	(594,351)	E	1,112,404
Current debt	—	2,286,609	(1,386,609)	E, I	900,000
Deferred revenue & customer deposits	56,580	33,003	(33,003)	E	56,580
Current portion of capital lease obligations	84,129	804,179	(766,579)	E, G	121,729
Total current liabilities	2,607,039	5,172,298	(4,234,698)		3,544,639

Notes payable	1,858,000	770,035	(770,035)	E	1,858,000
Long-term capital lease obligations	215,229	—	150,400	G	365,629
Long-term deferred revenue	—	—	—		—
Deferred tax liability	203,397	—	—		203,397

Stockholders' equity
Common stock, $.02 par value;
200,000,000 shares authorized,
14,359,756 shares issued and outstanding (13,654,364 in 2007) (325,000 subscribed in 2008)	287,195	—	—		287,195
Additional paid-in capital	34,881,064	—	—		34,881,064
Subscriptions receivable	(1,300,000)	—	—		(1,300,000)
Accumulated deficit	(30,396,660)	(1,356,352)	1,356,352	E	(30,396,660)
Total stockholders' equity	3,471,599	(1,356,352)	1,356,352		3,471,599
Total liabilities and stockholders' equity	8,355,264	4,585,981	(3,497,981)		9,443,264

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.	BASIS OF PRESENTATION

On December 18, 2008, Document Security Systems, Inc. (the “Company”) through its wholly owned subsidiary, Secuprint Inc. (“Secuprint”), acquired substantially all of the assets of DPI of Rochester, LLC (“DPI”) for approximately $938,000 in cash and $145,000 of expenses, the right to assume certain leases, and a contingent payment of up to $50,000 within five years of the acquisition.  The acquisition has been accounted for as a business combination. Under business combination accounting, the total preliminary purchase price was allocated to DPI’s net tangible and identifiable intangible assets, if any, based on their estimated fair values as of December 18, 2008 as determined by management.   Based on management’s preliminary assumptions, no goodwill was recorded as a result of the business combination.  The contingent payment of up to $50,000 was considered remote, therefore, future payments made, if any, will be considered additional purchase price when paid.

The allocation of the preliminary purchase price and the estimated useful lives associated with the acquired assets is as follows:

		Estimated
	Amount	Useful Life
Accounts receivable, net of reserve of $41,000	$876,287
Inventory and work in process	67,250
Machinery and equipment	139,000	5 years

Total assets acquired	1,082,537

Liabilities assumed	—

Total preliminary purchase price	$1,082,537

2.	PRO FORMA ADJUSTMENTS

The adjustments included in the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are summarized as follows:

A.
To eliminate historical depreciation on equipment by DPI, including depreciation on leased equipment recorded as capitalized leases, and replace with expected depreciation of Secuprint of equipment acquired and equipment expected to be leased under renegotiated terms by Secuprint that are expected to be recorded as capitalized leases, and expected equipment leasing costs for equipment to be leased under renegotiated terms by Secuprint that are expected to be recorded as operating leases.

B.
To add facility rental costs of Secuprint that were recorded as rental expense and offsetting rental income by DPI and its consolidated variable interest entity, DPIRE, LLC, the owner of the facility.   DPIRE, LLC will not be a consolidated variable interest entity of Document Security Systems, Inc. or Secuprint.

C.
To eliminate historical interest expense of DPI and add expected interest expense of Secuprint associated with the $900,000 credit facility used by Secuprint to pay for substantially all of the acquisition of the DPI assets.

D.	To eliminate charge for impairment of goodwill by DPI for goodwill that would not have been acquired by Secuprint even if it had not been impaired prior to the acquisition.

E.	To eliminate historical balances of DPI which were not acquired as part of the acquisition.

F.	To record $144,892 acquisition expenses paid to acquire substantially all of the assets of DPI.

G.
To record expected value of approximately $188,000 for equipment leases expected to be entered into under renogiated terms by Secuprint which are expected to be recorded as capitalized leases, that were formerly leased by DPI and recorded as capitalized leases.

H.	To adjust the value of the assets acquired by Secuprint to fair market value.

I	To record $900,000 credit facility used by Secuprint to pay for substantially all of the acquisition of the DPI assets.